UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 13, 2015

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 13, 2015, Erick Flowback Services, LLC (“EFS”) and Rod’s Production Services, L.L.C. (“RPS”), indirect, wholly-owned subsidiaries of New Source Energy Partners L.P. ("NSLP" or the "Partnership"), entered into a loan modification agreement (“Modification Agreement”) amending its amended and restated loan and security agreement with Bank 7, dated June 26, 2014. The Modification Agreement restructured loans previously held by EFS and RPS to (i) consolidate two notes into one single loan totaling $11.7 million; (ii) extend the maturity of the loan from June 26, 2015 to March 13, 2017; (iii) modify the definition of collateral; (iv) remove certain personal guarantees; and (v) adjust financial covenants for working capital and cash. The obligations under the Loan Agreement are guaranteed by MidCentral Energy Services L.P., a majority owned subsidiary of the Partnership.
The Modification Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference to this Item 1.01. The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

10.1
First Loan Modification Agreement, dated March 13, 2015, by and among Erick Flowback Services, LLC, Rod’s Production Services, L.L.C., Mark Snodgrass, Brian Austin, MidCentral Energy Services L.P. and Bank 7.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: March 19, 2015	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1
First Loan Modification Agreement, dated March 13, 2015, by and among Erick Flowback Services, LLC, Rod’s Production Services, L.L.C., Mark Snodgrass, Brian Austin, MidCentral Energy Services L.P. and Bank 7.